Exhibit 99.3
Unaudited Consolidated Financial Statements
PureCycle Technologies, LLC
September 30, 2023

PureCycle Technologies, LLC.
QUARTERLY SUBMISSION SUMMARY

Delivery Requirement:	Submission Compliance
Interim Financial Statements (Guarantor)	See Form 10-Q for the period ended 9/30/2023 as filed with the SEC.
Interim Financial Statements (Company)	Included herein
Compliance Certificates	Included herein for Guarantor and Company
Operating Statements

a) Budget to Actual for the period

b) Total product sold

c) Amount of Product sold under offtake contracts (in total) and amount of other products sold (with information about sale/purchaser)

d) Production Yield and values by weight/value

e) Supplied waste processed by weight / values

f) IHS/Chemical Data indices used

g) Terms/ extensions / replacements of Offtake or Feedstock contracts

h) Additional production capacity under development

i) hours of operation for the Project

a) Refer to budget to actual

b) Not applicable for Q3. There has been no product sold.

c) Not applicable for Q3. There has been no product sold under Offtake Contracts or of other Products which require disclosure.

d) Zero.

e) 2.4M lbs. processed for the quarter ended September 30, 2023.

f) IHS Average Price for Q3 = $0.5617/lb
   Chemical Market Data Q3 = $0.3617/lb

g) None other than those previously disclosed.

h) Not applicable. There have been no changes to production capacity.

i) Zero hours of beneficial operations.

Reconciliation Statements (Operating Revenue Fund)	Not applicable for Q3.

PureCycle Technologies, LLC.
TABLE OF CONTENTS

PureCycle Technologies, LLC.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands)	September 30, 2023	December 31, 2022
CURRENT ASSETS
Cash and cash equivalents	$ 780	$ 50,928
Restricted cash - current	19,827	29,389
Prepaid expense and other current assets	6,449	1,612
Total current assets	27,056	81,929

Restricted cash - noncurrent	150,149	93,415
Property, plant and equipment, net	420,959	373,848
Operating lease right-of-use assets	4,802	5,042
Other long term assets	4,071	4,206
TOTAL ASSETS	$ 607,037	$ 558,440

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES
Accounts payable	$ 1,706	$ 816
Accrued expenses	18,602	26,715
Accrued interest	6,127	1,532
Current portion of long-term debt	3,425	—
Total current liabilities	29,860	29,063

Deferred revenue	5,000	5,000
Bonds payable	230,901	233,513
Operating lease right-of-use liabilities	3,633	3,956
Other Liabilities	1,054	1,117
Due to parent	282,766	188,989
TOTAL LIABILITIES	$ 553,214	$ 461,638

MEMBER'S EQUITY
LLC Member Interest	223,387	223,387
Accumulated deficit	(169,564)	(126,585)
TOTAL MEMBERS' EQUITY	$ 53,823	$ 96,802

TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 607,037	$ 558,440

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,
	2023	2022
(in thousands)
Costs and expenses
Operating costs	$17,323	$3,076
Research and development	48	210
Selling, general and administrative	2,692	1,942
Total operating costs and expenses	20,063	5,228
Interest expense (income), net	3,315	(481)
Other expense	(13)	(32)
Total other expense	3,302	(513)
Net loss	$(23,365)	$(4,715)

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF MEMBER'S EQUITY
(Unaudited)

	For the nine months ended September 30, 2023
(in thousands)	LLC Member Interest	Accumulated deficit	Total Member's Equity
Balance, December 31, 2022	$ 223,387	$ (126,585)	$ 96,802
Net Loss	—	(6,685)	(6,685)
Balance, March 31, 2023	$ 223,387	$ (133,270)	$ 90,117
Net Loss	—	(12,929)	(12,929)
Balance, June 30, 2023	$ 223,387	$ (146,199)	$ 77,188
Net Loss	—	$ (23,365)	(23,365)
Balance, September 30, 2023	$ 223,387	$ (169,564)	$ 53,823

	For the nine months ended September 30, 2022
(in thousands)	LLC Member Interest	Accumulated deficit	Total Member's Equity
Balance, December 31, 2021	$ 223,387	$ (104,276)	$ 119,111
Net Loss	—	(5,480)	(5,480)
Balance, March 31, 2022	$ 223,387	$ (109,756)	$ 113,631
Net Loss	—	(5,459)	(5,459)
Balance, June 30, 2022	$ 223,387	$ (115,215)	$ 108,172
Net Loss	—	(4,715)	(4,715)
Balance, September 30, 2022	$ 223,387	$ (119,930)	$ 103,457

PureCycle Technologies, LLC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net loss	$(42,979)	$(15,654)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	13,149	1,935
Accretion of debt instrument discounts	192	177
Amortization of debt issuance costs	621	569
Operating lease amortization	874	126
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(4,837)	(1,723)
Prepaid expenses and other non-current assets	135	24
Accounts payable	982	1,031
Accrued expenses	1,619	1,505
Accrued interest	6,019	324
Operating right-of-use liabilities	(686)	(122)
Net cash used in operating activities	$(24,911)	$(11,808)
Cash flows from investing activities
Purchases of property, plant and equipment	(71,818)	(124,628)
Net cash used in investing activities	$(71,818)	$(124,628)
Cash flows from financing activities
Due to Parent	93,777	39,216
Payments on capital leases	(23)	(31)
Net cash provided by financing activities	$93,754	$39,185
Net (decrease) increase in cash and restricted cash	(2,976)	(97,251)
Cash and restricted cash, beginning of year	173,732	229,561
Cash and restricted cash, end of year	$170,756	$132,310
Supplemental disclosure of cash flow information
Non-cash operating activities:
Interest paid during the period, net of capitalized interest	$650	$650
Non-cash investing activities:
Additions to property, plant, and equipment in accrued expenses	$14,968	$19,586
Additions to property, plant, and equipment in accounts payable	$422	$367
Additions to property, plant, and equipment in accrued interest	$—	$4,271

PureCycle Technologies, LLC.
BUDGET TO ACTUAL

	For the Quarter Ended September 30, 2023
	Actual	Budget	$ Variance	% Variance	Explanations
(in thousands)			favorable / (unfavorable)
Costs and expenses
Operating costs	$17,323	$16,617	$ (706)	(4) %	~$5.3M unfavorable non-cash depreciation expense, offset by favorable variances in variable costs due to production delays.
Research and development	48	40	(8)	(20) %	immaterial for review
Selling, general and administrative	2,692	5,456	2,764	51%	~$2M favorable for shared services allocation vs. budget for Q3
Total operating costs and expenses	20,063	22,113	2,050	9%
Interest expense, net	$ 3,315	$ 4,872	$ 1,557	32%	$4.8M of interest expense offset by $1.6M of interest income
Other expense	(13)	—	13	100%	immaterial for review
Total other expense, net	$ 3,302	$ 4,872	$ 1,570	32%
Net loss	$(23,365)	$(26,985)	$ 3,620	13%

PureCycle Technologies, LLC.

COVENANT COMPLIANCE

Days Cash on Hand: >75	As of September 30, 2023
Cash on Hand[1]	$102,970
Operating Expenses[2]	(11,275)
Debt Service for Period[3]	—
Total Operating Expenses + Debt Service	$(11,275)
Daily Cash Required[4]	123
Days Cash on Hand	840	pass

Minimum Cash Required (at least $100M)	As of September 30, 2023
Cash & cash equivalents	$780
Liquidity Escrow Reserve	51,186
PureCycle Trustee Account	51,003
Operating Revenue Escrow Fund	273
Total Cash	$103,242	pass

1 Cash on hand includes the following amounts: Unrestricted cash & cash equivalents, the PureCycle Trustee Account, and the Operating Revenue Fund
2 Operating expenses include all operating costs except for depreciation and amortization
3 None for Q2 2023
4 Daily cash required = (total operating expenses + debt service) / days in period